UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2026

SOLAREDGE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, is webcasting its 2026 Investor Day today, Thursday, September 10, 2026. Management will share details about the Company’s strategy, market trends, product and technology roadmap as well as operational and financial plans.

A live webcast will begin today at 10:00 AM ET and can be accessed in the Investor Relations section of SolarEdge’s website at: https://investors.solaredge.com/events. Presentations will conclude at approximately 12:30 PM ET. Following the conclusion of the event, the Investor Day presentation materials will be posted on the same page of SolarEdge’s Investor Relations website at https://investors.solaredge.com/events. A replay of the webcast will also be available approximately two hours after the conclusion of the event and will remain available for approximately 30 calendar days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: September 10, 2026	By:	/s/ Dalia Litay
	Name:	Dalia Litay
	Title:	Chief Legal Officer